UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Viveve Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3153858
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

150 Commercial Street Sunnyvale, California	94086
(Address of principal executive officers)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: 333- 210816

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

Viveve Medical, Inc., a Delaware corporation (the “Registrant”), is registering hereunder its common stock, par value $0.0001 per share (the “Common Stock”). For a description of the Common Stock, reference is made to the information with respect to the Common Stock set forth under the heading “Description of Securities” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333- 210816), as originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 19, 2016, including exhibits thereto, as amended from time to time thereafter (the “Registration Statement”). In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are, or are to be, registered on The NASDAQ Stock Market LLC, and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Viveve Medical, Inc.

Date: June 13, 2016	By:	/s/ Patricia Scheller
Patricia Scheller
Chief Executive Officer